UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2014

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Avenue, Darien, Connecticut	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 202-8900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 27, 2014, Genesee & Wyoming Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment Agreement”) to the Senior Secured Syndicated Facility Agreement, dated as of October 1, 2012, with the Amendment Agreement among the Company, RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., Bank of America, N.A., as administrative agent and co-lead arranger and co-bookrunning manager, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as co-lead arrangers and co-bookrunning managers, JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-syndication agents, Sumitomo Mitsui Banking Corporation, Sovereign Bank N.A., Branch Banking and Trust Company, TD Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the lenders and certain guarantors party thereto from time to time. Pursuant to the terms of the Amendment Agreement, the Company amended and restated the terms of the Senior Secured Syndicated Facility Agreement (such amended and restated agreement, the “Amended and Restated Credit Agreement”).

After giving effect to the Amendment Agreement, the Amended and Restated Credit Agreement provides for (i)(a) term loans denominated in U.S. dollars in an aggregate principal amount of US$1,520,000,000 (the “Domestic Term Loans”) and (b) term loans denominated in Australian dollars in an aggregate principal amount of A$216,800,000 (the “Australian Term Loans” and, together with the Domestic Term Loans, the “Term Loans”) in each case under the amended and restated senior secured term loan facilities (the “Term Loan Facilities”) and (ii) a senior secured revolving credit facility for up to US$625,000,000 of revolving extensions of credit denominated in U.S. dollars outstanding at any time (including revolving loans, swingline loans and letters of credit), of which an aggregate of US$400,000,000 could be used for revolving extensions of credit denominated in Canadian dollars, Euros or Australian dollars outstanding at any time (collectively, the “Revolving Credit Facilities” and, together with the Term Loan Facilities, the “Credit Facilities.” The maturity date of the Credit Facilities (the “Maturity Date”) is May 31, 2019, or such earlier date as the obligations under the Credit Facilities become due and payable pursuant to the terms of the Amended and Restated Credit Agreement.

Interest Rate and Fees

At the Company’s election, the interest rate per annum applicable to the domestic borrowings under the Credit Facilities will be based on the sum of the applicable margin and a fluctuating rate of interest determined by reference, (i) in the case of applicable floating rate loans, to the highest of (a) the federal funds effective rate plus 0.50%, (b) the LIBOR rate for a one-month interest period plus 1.00% and (c) the “prime rate” of Bank of America, N.A. or (ii) in the case of applicable offered rate loans, for any given interest period, the LIBOR Rate as calculated pursuant to the Amended and Restated Credit Agreement

At the Company’s election, the interest rate per annum applicable to the Canadian borrowings under the Credit Facilities will be based on the sum of the applicable margin and a fluctuating rate of interest determined by reference, (i) in the case of Canadian floating rate loans, to the higher of (a) the rate of interest per annum announced by Bank of America – Canadian Branch (or its successors) from time to time as its prime rate in effect for Canadian Dollar loans in Canada at its principal office in Toronto, Ontario, and (b) the thirty (30) day BA Rate plus  1⁄2 of 1% per annum or (ii) in the case of Canadian offered rate loans, the BA Rate as calculated pursuant to the Amended and Restated Credit Agreement.

At the Company’s election, the interest rate per annum applicable to the Euro borrowings under the Credit Facilities will be based on the sum of the applicable margin and a fluctuating rate of interest determined by reference, (i) in the case of Euro floating rate loans, to the higher of (a) the rate of interest per annum at which overnight deposits in Euro, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America- London Branch to major banks in the local market or other applicable offshore interbank market, and (b) the cost of funds to Bank of America-London Branch with respect to such amount for such day, expressed as a rate of interest per annum or (ii) in the case of offered rate loans, for any given interest period, the LIBOR Rate.

At the Company’s election, the interest rate per annum applicable to the Australian borrowings will be based on the sum of the applicable margin and a fluctuating rate of interest determined by reference, (i) in the case of Australian floating rate loans, the RBA cash rate displayed at or about 10:30 a.m. (Sydney time) on such day on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) plus 3.00% or (ii) in the case of Australian offered rate loans, (a) the average bid rate (the “BBR Screen Rate”) displayed at or about 10:30 a.m. (Sydney time) two Business

Days prior to the commencement of such Interest Period on the Reuters screen BBSY page for a term equivalent to the Interest Period; or (b) to the extent the BBR Screen Rate is not displayed for a term equivalent to such Interest Period or the basis on which the BBR Screen Rate is displayed is changed and in the opinion of the Administrative Agent it ceases to reflect the Lenders’ cost of funding to the same extent as at the date of the Amended and Restated Credit Agreement, then the BBR Rate will be the rate determined by the Administrative Agent in good faith and notified by it to Genesee & Wyoming Australia Pty Ltd to be the average of the buying rates quoted to the Administrative Agent by three (3) Australian reference banks at or about that time on that date.

The applicable margin for the floating rate loans under the Credit Facilities will initially be 0.75%, and, following the delivery of the Company’s first compliance certificate after the restatement effective date in accordance with the terms of the Amended and Restated Credit Agreement, will range from 0.00% to 1.00% depending upon the Company’s total leverage ratio. The applicable margin for the offered rate loans will initially be 1.75%, and, following the delivery of the Company’s first compliance certificate after the restatement effective date in accordance with the terms of the Amended and Restated Credit Agreement, will range from 1.00% to 2.00% depending upon the Company’s total leverage ratio.

In addition to paying interest on outstanding principal under the Credit Facilities, the Borrowers will be required to pay a commitment fee in respect of the unutilized portion of the commitments under the Revolving Credit Facilities. The commitment fee rate will initially be 0.30% per annum, and, following the delivery of the Company’s first compliance certificate after the restatement effective date in accordance with the terms of the Amended and Restated Credit Agreement, will range from 0.20% to 0.30% depending upon the Company’s total leverage ratio. The Borrowers will also pay customary letter of credit and agency fees.

Prepayments

The Borrowers may voluntarily prepay outstanding loans under the Credit Facilities, in whole or in part, at any time without penalty or premium, subject to customary “breakage” costs with respect to prepayments of LIBOR rate loans on a day other than the last day of any applicable interest period.

In limited circumstances, the Borrowers may be required to repay all or a portion of outstanding loans under the Credit Facilities following sales, dispositions or issuances or incurrences of additional debt.

Amortization

The Domestic Term Loans will amortize in quarterly installment amounts of approximately $19.0 million in the first eight fiscal quarters commencing with the fiscal quarter ending September 30, 2015 and approximately $38.0 million in the succeeding eight quarters, with the remaining principal balance of the Domestic Term Loans payable on the Maturity Date. The Australian Term Loans will amortize in quarterly installment amounts of approximately AUD$2.71 million in the first eight fiscal quarters commencing with the fiscal quarter ending September 30, 2015, approximately AUD$5.42 million in the succeeding eight quarters, with the remaining principal balance of the Australian Term Loans payable on the Maturity Date.

Guaranty and Security

In connection with the Credit Facilities, the Domestic Borrowers and certain guarantors (the “Guarantors”), reaffirmed their obligations under the U. S. Security Agreement, dated as of October 1, 2012, and certain other security agreements (collectively, the “Security Documents”) as identified in the Amended and Restated Credit Agreement in favor of Bank of America, N.A., as administrative agent. Pursuant to the Security Documents, the Borrowers and the Guarantors granted security interests in substantially all of their assets to guarantee amounts borrowed under the Credit Facilities.

Pursuant to the Security Documents, amounts borrowed under the Credit Facilities and any hedge agreements and cash management agreements provided by any lender party to the Amended and Restated Credit Agreement or any of its affiliates and certain other persons are secured on a first priority basis by a perfected security interest in substantially all of the tangible and intangible assets (subject to certain exceptions) of the Borrowers and the Guarantors, including the capital stock of each of the Company’s direct and indirect wholly-owned material restricted subsidiaries.

Certain Covenants and Events of Default

The Amended and Restated Credit Agreement contains a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Borrowers and their restricted subsidiaries, subject to certain exceptions, to: incur additional indebtedness; create liens; make investments; pay dividends on capital stock or redeem, repurchase or retire capital stock; consolidate or merge; enter into sale and leaseback transactions; change the business conducted by the Borrowers and their restricted subsidiaries; sell capital stock of any of the restricted subsidiaries; change the fiscal year; enter into certain agreements containing negative pledges and upstream limitations; engage in certain transactions with affiliates; and modify the voting trust documents or grant voting trust consents. In addition, under the Amended and Restated Credit Agreement, the Borrowers are required to not exceed specified maximum total leverage ratios and to not have less than specified minimum interest coverage ratios.

The Amended and Restated Credit Agreement contains customary events of default, including nonpayment of principal, interest, fees or other amounts; violation of certain covenants (including the financial covenants in the preceding paragraph); material inaccuracy of a representation or warranty when made; cross-default to material indebtedness; the occurrence of certain bankruptcy events; material unsatisfied judgments or monetary penalties under civil or criminal proceedings; actual or asserted invalidity of any of the loan documents in connection with the Credit Facilities; certain ERISA events; injunction from conduct of material part of business; the occurrence of certain events which would have a “material adverse effect”; invalidity of any guarantees or security interests or non-perfection of security interests; and a change of control.

Other

Certain of the parties to the Amendment Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Company and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

The foregoing summary and description of the Amendment Agreement and the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement and the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

On May 23, 2014, a subsidiary of the Company, RP Acquisition Company Two (“RP”), terminated the two outstanding 2-year Australian Dollar / U.S. Dollar cross currency swap agreements (the “Swaps”) it had entered into on November 29, 2012. In connection with the termination of the Swaps, RP paid A$105 million and received US$108.96 million.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Section 1 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 27, 2014, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate its Mandatorily Convertible Perpetual Preferred Stock, Series A-1, par value $0.01 per share (the “Series A-1 Preferred Stock”), none of which were outstanding at the time of filing. All of the shares of the Series A-1 Preferred Stock were converted by the Company into the Company’s Class A common stock on February 13, 2013. The Certificate of Elimination became effective with the Delaware Secretary of State upon filing. This description is qualified in its entirety by reference to the copy of the Certificate of Elimination, which is attached hereto as Exhibit 3.1.

Item 8.01	OTHER EVENTS.

On May 30, 2014, the Company issued a press release announcing that its newly established subsidiary, Rapid City, Pierre & Eastern Railroad, Inc., has completed the acquisition of the west end of the Dakota, Minnesota & Eastern rail line from Canadian Pacific. A copy of the press release is attached hereto as Exhibit 99.1. The attached Exhibit 99.1 is incorporated into this Item 8.01 by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Elimination of Mandatorily Convertible Perpetual Preferred Stock, Series A-1 of Genesee & Wyoming Inc., dated as of May 27, 2014.

10.1	Amendment No. 2, dated as of May 27, 2014, to the Senior Secured Syndicated Facility Agreement, dated as of October 1, 2012, among Genesee & Wyoming Inc., RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., Bank of America, N.A., as administrative agent, and the agents, lenders and guarantors party thereto from time to time.

99.1	Press release, dated May 30, 2014, announcing the completion of the acquisition of the Dakota, Minnesota & Eastern West End by Rapid City, Pierre & Eastern Railroad.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

Date: May 30 , 2014	By:	/s/ Allison M. Fergus
	Name:	Allison M. Fergus
	Title:	General Counsel & Secretary

INDEX OF EXHIBITS

Exhibit No.	Description

3.1	Certificate of Elimination of Mandatorily Convertible Perpetual Preferred Stock, Series A-1 of Genesee & Wyoming Inc., dated as of May 27, 2014.

10.1	Amendment No. 2, dated as of May 27, 2014, to the Senior Secured Syndicated Facility Agreement, dated as of October 1, 2012, among Genesee & Wyoming Inc., RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., Bank of America, N.A., as administrative agent, and the agents, lenders and guarantors party thereto from time to time.

99.1	Press release, dated May 30, 2014, announcing the completion of the acquisition of the Dakota, Minnesota & Eastern West End by Rapid City, Pierre & Eastern Railroad.